SERVICES AGREEMENT


                              BETWEEN


               SUN INTERNATIONAL NORTH AMERICA, INC.


                                AND


                  SUN INTERNATIONAL HOTELS LIMITED
               AND ITS NON-UNITED STATES SUBSIDIARIES













                         SERVICES AGREEMENT



  AGREEMENT (the "Agreement"), dated as of the 1st day of January, 1998, by and between Sun International North America,
  Inc. a  Delaware Corporation, ("Provider") and Sun
  International Hotels Limited, a Bahamian Corporation,
  ("Purchaser" which expression shall include Sun International
  Hotels Limited's non-United States subsidiaries).

  WHEREAS, Provider is a direct wholly-owned subsidiary of Purchaser;

  WHEREAS, Purchaser has determined it to be in its best interests, and those of its stockholders, employees, customers, suppliers, creditors, and other persons and entities having an interest in Purchaser to operate efficiently, successfully, and profitably, and, in accordance with the terms and conditions set forth herein in furtherance thereof, to avail itself through Provider of the entire range of expertise and capabilities of Provider;

  WHEREAS, Purchaser further recognizes that, as a result, Provider will be diverting a portion of its valuable expertise and capabilities away from other enterprises in which it is, or could, become engaged and that, accordingly, Provider is entitled to be reasonably compensated for the value of such services;

  WHEREAS, the parties hereto, by entering into this Agreement, do not intend to abrogate, negate, or withdraw any of the authority, duties, or responsibilities of the officers and directors of Purchasers at any time and from time to time in office;

  WHEREAS, the parties have agreed, based upon the foregoing considerations, that Purchaser requires, and that Provider has agreed to provide the services described in Schedule 1 hereto (the "Services") on the terms and conditions herein contained; and

  WHEREAS, the Board of Directors of Purchaser has reviewed this Agreement carefully, has availed itself, to the extent it deemed necessary and appropriate, of the advice and services of financial and legal advisers, and has, in consultation with such advisers, personally discussed with senior management of Purchaser its need for the Services, Provider's ability to provide such Services, and the fairness, and the reasonableness of the fees to be paid for such Services, and has satisfied itself, by its own independent examination of this Agreement and of all facts and opinions deemed relevant to it in its exercise of its prudent and independent business judgment, as to the fairness and reasonableness of the terms and conditions of this Agreement, and has determined this Agreement to be fair and reasonable and in the best interests of Purchaser and its stockholders, employees, customers, suppliers, creditors, and all other persons having an interest in Purchaser's being operated efficiently, successfully, and profitably.

  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, and intending to be legally bound, the parties hereto hereby agree as follows:

                             ARTICLE 1
                              SERVICES


  During the Term (as defined in Article 3), Provider will make available to Purchaser, the Services.


                             ARTICLES 2
                        ANNUAL SERVICES FEE


  In consideration of the Services rendered hereunder Provider shall receive an annual services fee described in Schedule 2 hereto, for each fiscal year or part thereof included within the Term ("the Annual Services Fee").


                             ARTICLE 3
                                TERM


  The initial term of this Agreement shall be for a period of One (1) year commencing on the 1st day of January, 1997, (the "Initial Term"). Thereafter this Agreement shall be automatically renewed for subsequent renewal terms of one (1) year each, (a "Renewal Term"), unless either party shall serve on the other a written notice of its desire to terminate this Agreement prior to the expiration of the then current term.
  As appropriate, "Term" shall mean the Initial Term and all Renewal Terms.


                             ARTICLE 4
                           MISCELLANEOUS


  4.1 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither party shall assign any or all of its rights, obligations or interests in the Agreement without the prior written consent of the other party.

  4.2 WAIVER. No exercise or waiver, in whole or in part, of any right or remedy provided for in this Agreement shall operate as a waiver of any other right or remedy, except as otherwise herein provided. No delay on the part of any party in the exercise of any right or remedy hereunder shall operate as a waiver thereof.

  4.3 SEVERABILITY. If any of the provisions of the Agreement shall be held invalid by a court of competent jurisdiction or by any governmental agency having the power to approve or disapprove this Agreement, such adjudication shall not affect the validity or enforceability of the remaining portions of this Agreement.

  4.4 GOVERNING LAW. This Agreement shall be governed by, and construed and interpreted in accordance with the laws of the State of Delaware, including such laws with respect to conflicts of laws.

  4.5 CORPORATE AUTHORITY. Each party hereto represents and warrants that it has all requisite corporate authority and power to enter into this Agreement and to fulfill its respect obligations hereunder.

  4.6 ENTIRE AGREEMENT; MODIFICATION. This Agreement, together with the Schedules attached hereto constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes all other agreements and undertakings, whether oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended, modified, altered, or waived, in whole or in part except by a subsequent writing signed by both parties hereto.


                             SCHEDULE 1

                            THE SERVICES


  Provider, whether directly or through its subisidiaries, shall provide to Purchaser accounting services, including by way of example, but not limitation, the services described below:

  Maintenance of books and records for Purchaser and certain subsidiaries of Purchaser.

  Production of reports as required for internal management.

  Production of reports as required to meet all external reporting requirements.

                             SCHEDULE 2

                        ANNUAL SERVICES FEE

  Cost plus a mark up percentage determined annually excluding interest and taxes.

  It is the intent of the parties that the foregoing fee reflects current market rates for the Services, and such rates may be reviewed and adjusted accordingly by mutual agreement of the parties from time to time during the Term and as required by section 482 of the Internal Revenue Code.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                             SUN INTERNATIONAL NORTH AMERICA,
                             INC.



                             By:
                             Name:
                             Title:



                             SUN INTERNATIONAL HOTELS LIMITED



                             By:
                             Name:
                             Title: